UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

Station Casinos LLC	Red Rock Resorts, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261	Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive

Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Indenture

On September 21, 2017, Station Casinos LLC (the “Company”) issued $550 million aggregate principal amount of 5.000% Senior Notes due 2025 (the “Notes”) pursuant to an indenture, dated as of September 21, 2017 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee. Interest on the Notes will be paid every six months in arrears on April 1 and October 1, commencing April 1, 2018.

The Notes and the guarantees are the Company’s and the Guarantors’ general senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt. The Notes and the guarantees are effectively junior to any of the Company’s and the Guarantors’ existing and future debt that is secured by senior or prior liens on the collateral, including indebtedness under the Company’s existing credit facility and other secured debt permitted to be incurred pursuant to the terms of the Indenture governing the Notes, to the extent of the value of the collateral securing such obligations. The Notes and the guarantees are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

On or after October 1, 2020, the Company may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Percentage
2020	102.500%
2021	101.250%
2022 and thereafter	100.000%

If the Company experiences certain change of control events (as defined in the Indenture governing the Notes), it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Company sells assets under certain circumstances and does not use the proceeds for specified purposes, the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

The Indenture governing the Notes contains certain covenants limiting, among other things, the Company’s and its restricted subsidiaries’ ability and the ability of its subsidiaries (other than its unrestricted subsidiaries) to:

•	pay dividends or distributions (other than customary tax distributions) or make certain other restricted payments or investments;

•	incur or guarantee additional indebtedness or issue disqualified stock or create subordinated indebtedness that is not subordinated to the Notes or the guarantees;

•	create liens;

•	transfer and sell assets;

•	merge, consolidate, or sell, transfer or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates;

•	engage in lines of business other than its core business and related businesses; and

•	create restrictions on dividends or other payments by our restricted subsidiaries.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture governing the Notes. The Indenture governing the Notes also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture governing the Notes, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Credit Facility Amendment

On September 21, 2017 (the “Fourth Amendment Effective Date”), the Company, Red Rock Resorts, Inc., Station Holdco LLC, the guarantor subsidiaries of the Company, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and lenders party to that certain Credit Agreement dated as of June 8, 2016 (the “Credit Agreement”) entered into the Incremental Joinder Agreement No. 4 and Fourth Amendment to Credit Agreement (the “Amendment”) pursuant to which the Credit Agreement was amended to, among other things, (a) extend the maturity date under each of the term A loan facility and the revolving credit facility by one year to June 8, 2022; (b) set the Company’s required quarterly principal payments on the term A-3 facility loan in an amount equal to approximately $3.4 million, payable on the last day of each fiscal quarter beginning on December 31, 2017; (c) increase the outstanding amount of the term A-3 facility loans to approximately $272.5 million, (d) increase the outstanding borrowing availability of the revolving credit facility to approximately $781.0 million and (e) modify the requirements that the Company maintain throughout the term of the Credit Agreement and measured at the end of each fiscal quarter, a maximum consolidated total leverage ratio of not more than (i) 6.50 to 1.00 for the first fiscal quarter ending after the Fourth Amendment Effective Date through the fiscal quarter ending December 31, 2018, (ii) 6.25 to 1.00 for the fiscal quarter ending March 31, 2019, (iii) 6.00 to 1.00 for the fiscal quarter ending June 30, 2019 through the fiscal quarter ending September 30, 2019, (iv) 5.75 to 1.00 for the fiscal quarter ending December 31, 2019 through the fiscal quarter ending March 31, 2020, (v) 5.50 to 1.00 for the fiscal quarter ending June 30, 2020 through the fiscal quarter ending September 30, 2020 and (vi) 5.25 to 1.00 the fiscal quarter ending December 31, 2020 and each fiscal quarter thereafter.

The Company intends to use the net proceeds from the issuance of the Notes and the Incremental Term A-3 Facility Loans to (a) repay the Company’s outstanding 7.50% Senior Notes due 2021, (b) repay outstanding revolving loans under the Revolving Facility to the extent of available proceeds, (c) pay fees and expenses in connection with the offering and the credit facility amendment and (d) for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following material is being furnished as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Indenture dated as of September 21, 2017 among Station Casinos LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Incremental Joinder Agreement No. 4 and Fourth Amendment to Credit Agreement dated as of September 21, 2017 among Station Casinos LLC, the guarantor subsidiaries party thereto, Red Rock Resorts, Inc. Station Holdco LLC, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date: September 21, 2017	By:	/s/ Stephen L. Cootey
Stephen L. Cootey Executive Vice President, Chief Financial Officer and Treasurer